UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2006

PRIME GROUP REALTY TRUST

(Exact name of registrant as specified in its charter)

MARYLAND                            1-13589                      36-4173047

(State or other jurisdiction of                (Commission File (I.R.S. Employer

incorporation or organization)               Number) Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois                              60601

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: (312) 917-1300.

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Prime Group Realty Trust (the "Company") announced today that the Company’s Board of Trustees determined not to declare a quarterly distribution on its Series B Preferred Shares for the second quarter of 2006.

The Board’s decision was based on the Company’s current capital resources and liquidity needs. The Board intends to review and consider the resumption of the payment of Series B Preferred distributions periodically based on the Board’s ongoing review of the Company’s financial results, capital resources and liquidity needs. The Company can give no assurances that distributions on the Company’s Series B Preferred Shares will be resumed either for the third quarter of 2006 or thereafter.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements

None

(b)	Exhibits:

Exhibit No.	Description

99.1	Press Release of Prime Group Realty Trust dated June 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST

By: /s/ Jeffrey A. Patterson
Jeffrey A. Patterson
Dated: June 14, 2006	President and Chief Executive Officer

EXHIBIT 99.1

PRIME GROUP REALTY TRUST

DECLARES NO SERIES B PREFERRED

DIVIDENDS FOR THE SECOND QUARTER OF 2006

Chicago, IL. June 14, 2006 – Prime Group Realty Trust (NYSE: PGEPRB; the "Company") announced today that the Company’s Board of Trustees determined not to declare a quarterly distribution on its Series B Preferred Shares for the second quarter of 2006.

The Board’s decision was based on the Company’s current capital resources and liquidity needs. The Board intends to review and consider the resumption of the payment of Series B Preferred distributions periodically based on the Board’s ongoing review of the Company’s financial results, capital resources and liquidity needs. The Company can give no assurances that distributions on the Company’s Series B Preferred Shares will be resumed either for the third quarter of 2006 or thereafter.

About the Company

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 10 office properties containing an aggregate of 3.9 million net rentable square feet, one industrial property comprised of approximately 120,000 square feet, three joint venture interests in office properties totaling 2.6 million net rentable square feet. To learn more, visit the company website at www.pgrt.com.

Prime Group Realty Trust is owned and controlled by The Lightstone Group. Founded in 1988 and headquartered in Lakewood New Jersey, The Lightstone Group is ranked among the 25 largest real estate companies in the industry with a diversified portfolio of over 12,000 residential units as well as office, industrial and retail properties totaling approximately 29 million square feet of space in 25 states, the District of Columbia and Puerto Rico. The Lightstone Group and its affiliates employ more than 1,000 staff and professionals and maintain regional offices in New York, Maryland, Illinois, and Virginia. The Lightstone Group has acquired in excess of $2 billion in real estate since 2004.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

CONTACT:
Jeffrey A. Patterson	Paul G. Del Vecchio
President and CEO	Senior Vice President – Capital Markets
(312) 917-1300	(312) 917-1300